UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2019

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2019, Mr. John Gary Burke, a member of the Board of Directors of Axos Financial, Inc. (the “Company”) and its subsidiary Axos Bank (the “Bank”), notified the Company of his intention to retire from the Board of Directors of the Company and the Bank for personal reasons, effective August 31, 2019. Mr. Burke has served as a Board member of the Company and the Bank since October 2005. Mr. Burke did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On August 21, 2019, on the recommendation of the Nominating Committee of the Company, the Board of Directors of each of the Company and the Bank appointed Ms. Tamara Bohlig as a new director, effective as of August 31, 2019, of each of the Company and the Bank. Ms. Bohlig will serve as a Class I Director of the Company with an initial term expiring at the Company’s 2020 Annual Meeting of Stockholders.

Although Ms. Bohlig has not yet been appointed to serve on any Board committees, the Board of Directors expects to do so as part of their regular committee assessment and appointment process. The Board of Directors determined that Ms. Bohlig is an independent director under applicable standards of the Securities and Exchange Commission and the New York Stock Exchange.

In connection with her election to the Board of Directors of the Company, Ms. Bohlig will participate in the Company’s standard outside director compensation program, including an award to her of $100,000 of restricted stock units, to vest over three years under the Company’s 2014 Stock Incentive Plan. In addition, Ms. Bohlig will be entitled to receive other standard compensation arrangements for non-employee directors of the Company. Ms. Bohlig is expected to enter into the Company’s standard indemnification agreement, which has been previously entered into with each of the Company’s directors and executive officers, the form of which has been previously filed with the Securities and Exchange Commission.

On August 22, 2019, the Company issued a press release announcing the election of Ms. Bohlig to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description
99.1	Press Release of Axos Financial, Inc. dated August 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	August 22, 2019	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer